Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Prudential Financial, Inc. (File No. 333-75242) of our report dated June 12, 2003, relating to the financial statements of The Prudential Employee Savings Plan, which appears in this Form 11-K.

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, NY

June 26, 2003